                 INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.

                                  SERIES J PREFERRED

                         STOCK AND WARRANT PURCHASE AGREEMENT

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.  Purchase and Sale of Securities. . . . . . . . . . . . . . . . . . . . . 1
          1.1  Sale and Issuance of Series J Preferred Stock and Warrants. . 1
          1.2  First Closing . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.3  Subsequent Sales of Series J Preferred Stock. . . . . . . . . 2
          1.4  Certificates. . . . . . . . . . . . . . . . . . . . . . . . . 2

2.  Representations and Warranties of the Company. . . . . . . . . . . . . . 2
          2.1  Organization, Good Standing and Qualification . . . . . . . . 2
          2.2  Capitalization. . . . . . . . . . . . . . . . . . . . . . . . 3
          2.3  Authorization; No Conflict With Other Instruments . . . . . . 4
          2.4  Valid Issuance of Securities. . . . . . . . . . . . . . . . . 4
          2.5  Governmental Consents . . . . . . . . . . . . . . . . . . . . 5
          2.6  Offering. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
          2.7  SEC Filings; Financial Statements . . . . . . . . . . . . . . 5
          2.8  Absence of Certain Changes. . . . . . . . . . . . . . . . . . 6
          2.9  No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . 6
          2.10  No Default; Compliance with Applicable Laws. . . . . . . . . 6
          2.11  Intellectual Property. . . . . . . . . . . . . . . . . . . . 6
          2.12  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.13  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.14  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . 8
          2.15  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 9
          2.16  Labor Agreements and Actions; Employee Compensation. . . . . 9
          2.17  Section 83(b) Elections. . . . . . . . . . . . . . . . . . . 9
          2.18  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

3.  Representations and Warranties of the Investors. . . . . . . . . . . . . 9
          3.1  Authorization . . . . . . . . . . . . . . . . . . . . . . . . 9
          3.2  Purchase Entirely for Own Account . . . . . . . . . . . . . . 9
          3.3  Disclosure of Information . . . . . . . . . . . . . . . . . .10
          3.4  Investment Experience . . . . . . . . . . . . . . . . . . . .10
          3.5  Accredited Investor . . . . . . . . . . . . . . . . . . . . .10
          3.6  Restricted Securities . . . . . . . . . . . . . . . . . . . .10
          3.7  Further Limitations on Disposition. . . . . . . . . . . . . .10
          3.8  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . .11
          3.9  Further Representations by Foreign Investors. . . . . . . . .11

4.  Conditions of Investors' Obligations at First Closing. . . . . . . . . .11
          4.1  Representations and Warranties. . . . . . . . . . . . . . . .12
          4.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . .12
          4.3  Compliance Certificate. . . . . . . . . . . . . . . . . . . .12


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          4.4  Qualifications. . . . . . . . . . . . . . . . . . . . . . . .12
          4.5  Proceedings and Documents . . . . . . . . . . . . . . . . . .12
          4.6  Opinion of Company Counsel. . . . . . . . . . . . . . . . . .12
          4.7  Investor Rights Agreement . . . . . . . . . . . . . . . . . .12
          4.8  Registration Rights Agreement . . . . . . . . . . . . . . . .12
          4.9  Support Services Agreement. . . . . . . . . . . . . . . . . .12
          4.10  Payment of Fees and Expenses . . . . . . . . . . . . . . . .13

5.  Conditions of the Company's Obligations at First Closing . . . . . . . .13
          5.1  Representations and Warranties. . . . . . . . . . . . . . . .13
          5.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . .13
          5.3  Qualifications. . . . . . . . . . . . . . . . . . . . . . . .13
          5.4  Investor Rights Agreement . . . . . . . . . . . . . . . . . .13
          5.5  Registration Rights Agreement . . . . . . . . . . . . . . . .13
          5.6  Support Services Agreement. . . . . . . . . . . . . . . . . .13

6.  Conditions of Investors' Obligations at Subsequent Closing . . . . . . .13
          6.1  Representations and Warranties. . . . . . . . . . . . . . . .14
          6.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . .14
          6.3  Compliance Certificate. . . . . . . . . . . . . . . . . . . .14
          6.4  Qualifications. . . . . . . . . . . . . . . . . . . . . . . .14
          6.5  Proceedings and Documents . . . . . . . . . . . . . . . . . .14
          6.6  Opinion of Company Counsel. . . . . . . . . . . . . . . . . .14
          6.7  Payment of Fees and Expenses. . . . . . . . . . . . . . . . .14

7.  Conditions of the Company's Obligations at Subsequent Closing. . . . . .14
          7.1  Representations and Warranties. . . . . . . . . . . . . . . .15
          7.2  Performance . . . . . . . . . . . . . . . . . . . . . . . . .15
          7.3  Qualifications. . . . . . . . . . . . . . . . . . . . . . . .15
          7.4  Investor Rights Agreement . . . . . . . . . . . . . . . . . .15
          7.5  Registration Rights Agreement . . . . . . . . . . . . . . . .15

8.  Covenants of the Parties . . . . . . . . . . . . . . . . . . . . . . . .15
          8.1  Purchase of Securities by Vanguard. . . . . . . . . . . . . .15
          8.2  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .15
          8.3  Vanguard Exchange Right . . . . . . . . . . . . . . . . . . .16
          8.4  Vanguard Co-Sale Right. . . . . . . . . . . . . . . . . . . .17
          8.5  Right of First Offer. . . . . . . . . . . . . . . . . . . . .19
          8.6  Most Favored Nations Clause . . . . . . . . . . . . . . . . .19

9.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          9.1  Survival of Warranties. . . . . . . . . . . . . . . . . . . .20
          9.2  Successors and Assigns. . . . . . . . . . . . . . . . . . . .20
          9.3  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .20
          9.4  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .20

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          9.5  Titles and Subtitles. . . . . . . . . . . . . . . . . . . . .20
          9.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          9.7  Finder's Fee. . . . . . . . . . . . . . . . . . . . . . . . .20
          9.8  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .21
          9.9  Amendments and Waivers. . . . . . . . . . . . . . . . . . . .21
          9.10  Severability . . . . . . . . . . . . . . . . . . . . . . . .21
          9.11  Corporate Securities Law . . . . . . . . . . . . . . . . . .21
          9.12  Aggregation of Stock . . . . . . . . . . . . . . . . . . . .21
          9.13  Entire Agreement; Negotiation. . . . . . . . . . . . . . . .21
          9.14  Waiver of Conflicts. . . . . . . . . . . . . . . . . . . . .22

SCHEDULE A  Schedule of Investors

EXHIBIT A   Amended and Restated Certificate of Incorporation
EXHIBIT B   Warrant to Purchase Common Stock
EXHIBIT C   Amended and Restated Registration Rights Agreement
EXHIBIT D   Eighth Amended and Restated Investor Rights Agreements
EXHIBIT E   Capitalization Table
EXHIBIT F   Support Services Agreement
EXHIBIT G   Opinion of Counsel for the Company
EXHIBIT H   Right of Participation Schedule

                 INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC.

               SERIES J PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

          THIS AGREEMENT is made as of the 10th day of March, 1998, by and among International Wireless Communications Holdings, Inc., a Delaware corporation (the "Company"), and the investors severally and not jointly listed on Schedule A hereto, each of which is herein referred to as an "Investor," including Vanguard Cellular Operating Corp., a Delaware corporation ("Vanguard").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF SECURITIES.

          1.1  SALE AND ISSUANCE OF SERIES J PREFERRED STOCK AND WARRANTS.

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the First Closing (as defined below) the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as EXHIBIT A (the "Restated Certificate").

               (b) On or prior to the First Closing, the Company shall have authorized (i) the sale and issuance to the Investors of its Series J Preferred Stock, par value $0.01 per share (the "Series J Preferred Stock"), (ii) the issuance and sale of Warrants to Purchase Common Stock, in substantially the form attached hereto as EXHIBIT B (the "Warrants"), and (iii) the issuance of the shares of its Common Stock, par value $0.01 per share (the "Common Stock") issuable upon conversion of the Series J Preferred Stock and exercise of the Warrants (the "Common Shares"). The Series J Preferred Stock and the Common Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

               (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the First Closing or, pursuant to Section 1.3, at any Subsequent Closing (as defined below), and the Company agrees to sell and issue to such Investor at the First Closing or, pursuant to Section 1.3, at any Subsequent Closing, as the case may be, that number of shares of the Series J Preferred Stock and Warrants set forth opposite such Investor's name on SCHEDULE A hereto for the purchase price set forth thereon. As used herein, the term "Series J Shares" shall mean all or a portion of the shares of Series J Preferred Stock issued and sold pursuant hereto, and the term "Securities" shall mean the Series J Shares, the Warrants and the Common Shares.

          1.2 FIRST CLOSING. The purchase and sale of the Series J Shares and Warrants shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 A.M., on March 10, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the Series J Shares mutually agree upon orally or in writing (which time and place are designated as the "First Closing").

          1.3 SUBSEQUENT SALES OF SERIES J PREFERRED STOCK. Subject to the terms and conditions of this Agreement, the Company may sell up to the balance of the authorized number of shares of Series J Preferred Stock and related Warrants not sold at the First Closing to such purchasers as it shall select and to any Investor that did not purchase that number of shares of Series J Preferred Stock and the related Warrants set forth opposite such Investor's name on SCHEDULE A, at the same price and same other terms and conditions as the Series J Preferred Stock and related Warrants are sold by the Company at the First Closing. The sale of Series J Preferred Stock and related Warrants pursuant to this Section 1.3 shall take place at one or more closings (each a "Subsequent Closing;" together with the First Closing, individually a "Closing" and collectively the "Closings") not later than forty-five (45) days after the First Closing at such time and place as the Company and Investors acquiring in the aggregate more than half of the Series J Shares purchased at such Closing mutually agreed upon orally or in writing. Any such purchaser or Investor shall become a party to (i) this Agreement (and thereby become an "Investor"),
(ii) the Amended and Restated Registration Rights Agreement to be entered into among the Company and the stockholders named therein, in substantially the form attached hereto as EXHIBIT C (the "Registration Rights Agreement"), and
(iii) the Eighth Amended and Restated Investor Rights Agreement to be entered into among the Company and the investors named therein, in substantially the form attached hereto as EXHIBIT D (the "Investor Rights Agreement"), and shall have the rights and obligations hereunder and thereunder.

          1.4 CERTIFICATES. At any Closing, the Company shall deliver to each Investor a certificate representing the Series J Shares and Warrants that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, or any combination thereof.

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on the disclosure schedule delivered by the Company to Investors prior to the execution hereof (items disclosed in one section of such schedule shall to the extent appropriate apply to all other sections unless the context indicates otherwise) (the "Disclosure Schedule"), which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted in the draft of its registration statement on Form S-1 dated December 3, 1997 relating to the proposed initial public offering of its Common Stock (the "Draft S-1"). The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used herein with respect to an entity, "Material Adverse Effect" shall mean an event, change or effect which has had, or is reasonably likely to have, a material adverse effect on the financial condition, assets, liabilities, results of operations, business or prospects of that entity and its subsidiaries taken as a whole.

          2.2 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), 1,200,000 of which shares have been designated Series A Preferred Stock, 933,200 of which are issued and outstanding; 1,229,240 of which shares have been designated Series B Preferred Stock, all of which are issued and outstanding; 2,460,000 of which shares have been designated Series C Preferred Stock, 1,762,280 of which are issued and outstanding; 5,800,000 of which shares have been designated Series D Preferred Stock, 3,661,636 of which are issued and outstanding; 3,972,240 of which shares have been designated Series E Preferred Stock, all of which are issued and outstanding; 7,000,000 of which shares have been designated Series F-1 Preferred Stock, 4,508,480 of which are issued and outstanding; 1,080,000 of which shares have been designated Series F-2 Preferred Stock, 848,000 of which are issued and outstanding; 1,928,000 of which shares have been designated Series G-1 Preferred Stock, none of which are issued or outstanding; 1,292,000 of which shares have been designated Series G-2 Preferred Stock, none of which are issued or outstanding; 5,072,000 of which shares have been designated Series H-1 Preferred Stock, none of which are issued or outstanding; 3,398,000 of which shares have been designated Series H-2 Preferred Stock, none of which are issued or outstanding; 8,000,000 of which shares have been designated Series I Preferred Stock, 5,381,009 of which are issued and outstanding; and 2,000,000 of which shares have been designated Series J Preferred Stock, some or all of which may be issued pursuant to this Agreement; and (ii) 70,000,000 shares of Class 1 Common Stock, par value $0.01 per share (the "Class 1 Common Stock"), 1,310,230 of which are issued and outstanding; and 6,000,000 shares of Class 2 Common Stock, par value $0.01 per share (the "Class 2 Common Stock"; together with the Class 1 Common Stock, the "Common Stock"), none of which are issued and outstanding.
All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with the Securities Act of 1933, as amended (the "Securities Act"). Except for
(i) the conversion privileges of the Preferred Stock, (ii) the rights of first refusal as set forth in Section 2.3 and 2.5 of the Seventh Amended and Restated Investor Rights Agreement dated as of December 13, 1997 (the "Prior Investor Rights Agreement") among the Company and the investors named therein,
(iii) warrants to purchase 339,840 shares of Preferred Stock to the persons and in the amounts set forth on EXHIBIT E hereto, (iv) Warrants issued pursuant to this Agreement and warrants issued pursuant to the Support Services Agreement (the "SSA Warrants"), (v) warrants to purchase 4,939,218 shares of Class 1 Common Stock issued to the persons and in the amounts set forth in Section 2.2 of the Disclosure Schedule, (vi) options to purchase 2,666,057 shares of Class 1 Common Stock granted to employees, consultants, officers, or directors of the Company, its subsidiaries or its affiliates to the persons and in the amounts set forth in Section 2.2 of the Disclosure Schedule, (vii) Preferred Stock issuable upon exchange of the Notes and the PWH Notes (as such terms are defined in the Loan Agreement dated August 18, 1997 among the Company and the Lenders named therein), (viii) the redemption rights contained in the Restated Certificate and (ix) the authorized and issued capital stock described in the immediately preceding sentence, as of the date of this Agreement, (A) there are no shares of capital stock of the Company authorized, issued or outstanding and
(B) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment and (C) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

               (b) The outstanding shares of the Company's capital stock and options, warrants or other rights to acquire such capital stock are owned by the persons and in the amounts set forth on EXHIBIT E hereto.

          2.3 AUTHORIZATION; NO CONFLICT WITH OTHER INSTRUMENTS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, the Warrants, the SSA Warrant, the Registration Rights Agreement, the Investor Rights Agreement, and the Support Services Agreement to be entered into between the Company and Vanguard China, Inc. ("Vanguard China"), in substantially the form attached hereto as EXHIBIT F (the "Support Services Agreement") (collectively, the "Series J Agreements"), (ii) the performance of all obligations of the Company under the Series J Agreements, and (iii) the authorization, issuance (or reservation for issuance), sale and delivery, as applicable, of the Securities and the SSA Warrant have been taken or will be taken prior to the First Closing. Each Series J Agreement has been duly executed and delivered by the Company and constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws. The execution, delivery and performance by the Company of the Series J Agreements, and the consummation by the Company of the transactions contemplated thereby, will not result in any violation of any provision of the Restated Certificate or its bylaws or any instrument, judgment, order, writ, decree, law or contract to which the Company is a party or by which it is bound or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under the Restated Certificate or its bylaws or any such provision, instrument, judgment, order, writ, decree, law or contract or an event that results in the creation of any lien, charge or encumbrance upon the assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.4 VALID ISSUANCE OF SECURITIES. The Series J Shares and Warrants, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the SSA Warrant when issued and delivered in accordance with the terms of the Support Services Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of preemptive rights and restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement, the Registration Rights Agreement and under applicable state and federal securities laws. The Common Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, the Warrants or the SSA Warrant, as the case may be, will be duly and validly issued, fully paid, and nonassessable and will be free of preemptive rights and restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and the Registration Rights Agreement and under applicable state and federal securities laws.

          2.5 GOVERNMENTAL CONSENTS. Except as contemplated by this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration of filing with, any federal, state, local or foreign governmental authority on the part of the Company is required in connection with the execution and delivery of the Series J Agreements or consummation of the transactions contemplated by the Series J Agreements, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; (ii) the filing of a notice on Form D pursuant to Rule 503 under the Securities Act and
(iii) the filing of the Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filings will be effected within fifteen (15) days after the First Closing, or such other post-closing filings as may be required, each of which the Company hereby undertakes to make in a timely manner.

          2.6 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of any applicable state or federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.7 SEC FILINGS; FINANCIAL STATEMENTS. (a) Since September 30, 1996, the Company has filed with the Securities and Exchange Commission ("SEC") all forms, reports and other documents (the "SEC Reports") required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder. As of their respective dates or, if amended, the date of latest amendment, the SEC Reports (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder. The financial statements included in the SEC Reports have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements, have been prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the respective dates thereof, subject, in the case of unaudited statements, to normal recurring year-end adjustments and the absence of footnotes.

               (b) Except with respect to information relating to the Company and its subsidiaries or the transactions contemplated hereby or as disclosed in the Disclosure Schedule or the Draft S-1, the Draft S-1 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. It is understood that such Draft S-1 may be changed as a result of, among other things, comments from the SEC, market and other conditions, the passage of time and the occurrence of events, and that the fact of such change shall not, in itself, suggest that the Draft S-1 did not meet the standards set forth in the immediately preceding sentence.

          2.8 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Section 2.8 of the Disclosure Schedule or in the Draft S-1, since September 30, 1997 and up to and as of the date of this Agreement, (i) the Company has conducted its businesses only in the ordinary and usual course, consistent with past practice and (ii) there have not occurred any events, changes or effects which have had or which are reasonably likely to have, in the aggregate, a Material Adverse Effect on the Company.

          2.9 NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations (x) incurred pursuant to the terms of this Agreement or (y) as set forth in Section 2.9 of the Disclosure Schedule or in the Draft S-1, since September 30, 1997 through the date of this Agreement, the Company has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether known or unknown that have, or are reasonably likely to have, a Material Adverse Effect on the Company, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto).

          2.10 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS. Except as disclosed in Section 2.10 of the Disclosure Schedule, the Company is not, and the business of the Company is not being conducted, in default or violation of any term, condition or provision of (i) its amended and restated certificate of incorporation, as currently in effect (the "Existing Certificate") or bylaws, as currently in effect, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound or
(iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company (including, without limitation, the Foreign Corrupt Practices Act), excluding from the foregoing clauses (ii) and (iii), defaults or violations which would not, in the aggregate, have a Material Adverse Effect on the Company.

          2.11 INTELLECTUAL PROPERTY. The Company and its subsidiaries and affiliates own or are licensed or otherwise have the rights to use all patents, trademarks, trade names, service marks, copyrights, technology, trade secrets, licenses, know-how, processes and other intellectual property rights material to or necessary for the conduct of its businesses as presently conducted (collectively, "Intellectual Property Rights"). The Intellectual Property Rights are set forth in Section 2.11 of the Disclosure Schedule, together with all related licenses and registrations and applications. To the Company's knowledge, the use by the Company, any of its subsidiaries or affiliates of all Intellectual Property Rights does not infringe on the rights of any person. To the Company's knowledge, no third person is infringing on the Intellectual Property Rights of the Company.

          2.12 LITIGATION. Except as set forth in Section 2.12 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Series J Agreements, or the right of the Company to enter into the Series J Agreements, or to consummate the transactions contemplated hereby or thereby, or that have, or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company, nor is the Company aware that there is any basis for any such action, suit, proceeding or investigation. The foregoing representation includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that has, or is reasonably likely to have, a Material Adverse Effect on the Company. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.13 TAXES. Except as set forth in Section 2.13 of the Disclosure Schedule, all Tax Returns (as defined below in this Section 2.13) required to be filed with respect to the Company for all Taxable Periods (as defined below in this Section 2.13) ending on or before the date hereof have been timely filed. All such Tax Returns (i) were prepared in the manner required by applicable law,
(ii) are true, correct and complete in all material respects, and (iii) reflect the liability for Taxes (as defined below in this Section 2.13) of the Company. All Taxes shown to be payable on such Tax Returns, and all assessments of Taxes made against the Company with respect to such Tax Returns, have been paid when due. No adjustment relating to any such Tax Returns has been proposed or threatened formally or informally by any taxing authority and no basis exists for any such adjustment. The Company has made (or there has been made on its behalf) all required current estimated Tax payments sufficient to avoid any underpayment penalties. The Company has (i) timely paid or caused to be paid all Taxes that are or were due on or prior to the date hereof, whether or not shown (or required to be shown) on a Tax Return, and (ii) provided a sufficient reserve for the payment of all Taxes not yet due and payable in the financial statements included in the SEC Reports. The Company has complied in all material respects with the provisions of the Code (as defined below in this Section 2.13) relating to the withholding and payment of Taxes, including, without limitation, the withholding and reporting requirements under Code sections 1441 through 1464, 3401 through 3406, and 6041 through 6049, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required. No material claim has ever been made by any taxing authority with respect to the Company in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. Except for liens for real and personal property Taxes that are not yet due and payable, there are no liens for any Tax upon any asset of the Company. There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Code section 280G. For the purposes of this Agreement: "Code" means the U.S. Internal Revenue Code of 1986, as amended; "Taxes" means all taxes, charges, fees, social contributions, levies or other assessments, including, without limitation, income, gross receipts, employment, excise, withholding, property, sales, use, transfer, license, payroll and franchise taxes, and social security payments, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof; "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to such other period, (e.g., a quarter) with respect to which any Tax may be imposed under any applicable statute, rule or regulation; and "Tax Return" means any report, return, election, notice or other information required to be supplied to a taxing authority in connection with Taxes.

          2.14 EMPLOYEE BENEFIT PLANS. (a) Section 2.14(a) of the Disclosure Schedule contains a true and complete list of all employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance, stock option, stock purchase, and other employee benefit plans, programs or arrangements (oral or written), including, without limitation, any such plan or arrangement that is an "employee benefit plan," as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974 (a "Company Plan"), as amended ("ERISA"), maintained or contributed to by the Company or by any trade or business (an "ERISA Affiliate") that together with the Company would be deemed a "single employer" within the meaning of section 4001(a)(14) of ERISA.

               (b) No liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate and no condition exists that presents a material risk of incurring any such liability. No prohibited transaction, as described in section 406 of ERISA, has occurred with respect to any Company Plan and no tax has been imposed pursuant to section 4975 or 4976 of the Code. Full payment has been made of all amounts which the Company or any ERISA Affiliate is required to pay each Company Plan and no Company Plan has incurred any "accumulated funding deficiency" (as defined in section 412 of the Code), whether or not waived. Each Company Plan has been operated and administered in accordance with its terms and applicable law, there are no pending or, to the knowledge of the Company, threatened or anticipated claims with respect to any Company Plan (other than routine claims for benefits) and each Company Plan which is intended to be "qualified" under section 401(a) of the Code is so qualified. No Company Plan provides benefits with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service.

               (c) Except as disclosed in Section 2.14 of the Disclosure Schedule, the consummation of the transactions contemplated by the Series J Agreements (either alone or together with any other event) will not (i) entitle any current or former director, officer or employee of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such director, officer or employee or
(iii) increase the benefits or other rights of any such director, officer or employee under any Company Plan, or create a funding obligation under any Company Plan.

          2.15 DISCLOSURE. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Securities. Neither the Series J Agreements, nor any other statements or certificates required to be made or delivered in connection therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.16 LABOR AGREEMENTS AND ACTIONS; EMPLOYEE COMPENSATION. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge, threatened, that could have a Material Adverse Effect on the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          2.17 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

          2.18 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

          3.1 AUTHORIZATION. Such Investor has full power and authority to enter into each Series J Agreement to which it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such

Investor's execution of this Agreement such Investor hereby confirms, that the Series J Shares and Warrants to be received by such Investor and the Common Shares issuable upon conversion thereof will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable federal or state securities law, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3 DISCLOSURE OF INFORMATION. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series J Shares and Warrants. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series J Shares and Warrants and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4 INVESTMENT EXPERIENCE. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series J Shares and Warrants. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series J Shares and Warrants.

          3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.6 RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, the Registration Rights Agreement and the Investor Rights Agreement provided and to the extent that this Section and such agreements are then applicable, and:

               (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required by applicable law or any Series J Agreement.

          3.9 FURTHER REPRESENTATIONS BY FOREIGN INVESTORS. If such Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her applicable jurisdiction(s) in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his or her jurisdiction(s) for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and
(iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of any applicable jurisdiction(s).

          4. CONDITIONS OF INVESTORS' OBLIGATIONS AT FIRST CLOSING. The obligations of each Investor at the First Closing under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of such First Closing.

          4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing.

          4.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to each Investor at the First Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no event, change or effect which has had or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company since the date of this Agreement.

          4.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

          4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.6 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of the First Closing, in substantially the form attached hereto as EXHIBIT G.

          4.7 INVESTOR RIGHTS AGREEMENT. The Company and holders of the requisite number of the Registrable Securities, as defined in the Prior Investor Rights Agreement, shall have entered into the Investor Rights Agreement.

          4.8 REGISTRATION RIGHTS AGREEMENT. The Company and holders of the requisite number of the Registrable Securities, as defined in the Amended and Restated Registration Rights Agreement dated August 18, 1997, shall have entered into the Registration Rights Agreement.

          4.9 SUPPORT SERVICES AGREEMENT. The Company and Vanguard China shall have entered into the Support Services Agreement.

          4.10 PAYMENT OF FEES AND EXPENSES. The Company shall have paid or made arrangements to pay concurrently with the First Closing (i) the reasonable fees and expenses of the Investors (excluding fees and expenses of their counsel, except as provided in clause (ii) below) and (ii) the reasonable fees and expenses of each counsel incurred in connection with the purchase and sale of Securities at the First Closing or the review and negotiation of the Series J Agreements by an Investor or stockholder of the Company (up to a maximum of $10,000 per counsel) if (A) such Investor or stockholder owns at least four percent (4%) of any outstanding class of the Company's capital stock or (B) such counsel represents all of the holders of one or more series of Preferred Stock.

          5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT FIRST CLOSING. The obligations of the Company to each Investor with respect to the First Closing under this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions by that Investor, any one or more of which may be waived by the Company:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the First Closing.

          5.2 PERFORMANCE. Such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing, including delivery of the purchase price specified in Section 1.1(c).

          5.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

          5.4 INVESTOR RIGHTS AGREEMENT. Such Investor shall have entered into the Investor Rights Agreement.

          5.5 REGISTRATION RIGHTS AGREEMENT. Such Investor shall have entered into the Registration Rights Agreement.

          5.6 SUPPORT SERVICES AGREEMENT. The Company and Vanguard shall have entered into the Support Services Agreement.

          6. CONDITIONS OF INVESTORS' OBLIGATIONS AT SUBSEQUENT CLOSING. The obligations of each Investor with respect to any Subsequent Closing under subsection 1.1(c) of this Agreement are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true on and as of such Subsequent Closing with the same effect as though such representations and warranties had been made on and as of the date of such Subsequent Closing.

          6.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Subsequent Closing.

          6.3 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to each Investor at such Subsequent Closing a certificate stating that the conditions specified in Sections 6.1 and 6.2 have been fulfilled and stating that there shall have been no event, change or effect which has had or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company since the date of this Agreement.

          6.4 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Subsequent Closing.

          6.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at such Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          6.6 OPINION OF COMPANY COUNSEL. Each Investor shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Company, an opinion, dated as of such Subsequent Closing, in substantially the form attached hereto as EXHIBIT G.

          6.7 PAYMENT OF FEES AND EXPENSES. The Company shall have paid or made arrangements to pay concurrently with such Subsequent Closing (i) the reasonable fees and expenses of the Investors (excluding fees and expenses of their counsel, except as provided in clause (ii) below) and (ii) the reasonable fees and expenses of each counsel incurred in connection with the purchase and sale of Securities that occur at such Subsequent Closing or the review and negotiation of the Series J Agreements by an Investor or stockholder of the Company (up to a maximum of $10,000 per counsel) if (A) such Investor or stockholder owns at least four percent (4%) of any outstanding class of the Company's capital stock or (B) such counsel represents all of the holders of one or more series of Preferred Stock.

          7. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT SUBSEQUENT CLOSING. The obligations of the Company to each Investor with respect to any Subsequent Closing under this Agreement are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions by that Investor, any one or more or which may be waived by the Company:

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in Section 3 shall be true on and as of such Subsequent Closing with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing.

          7.2 PERFORMANCE. Such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Subsequent Closing, including delivery of the purchase price specified in Section 1.1(c).

          7.3 QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Second Closing.

          7.4 INVESTOR RIGHTS AGREEMENT. Such Investor shall have entered into the Investor Rights Agreement.

          7.5 REGISTRATION RIGHTS AGREEMENT. Such Investor shall have entered into the Registration Rights Agreement.

          8.   COVENANTS OF THE PARTIES.

          8.1 PURCHASE OF SECURITIES BY VANGUARD. Subject to the terms and conditions of this Agreement, Vanguard shall purchase Series J Shares and Warrants with an aggregate purchase price of at least $10.0 million at the First Closing. If the aggregate gross proceeds from the sale of Series J Shares and Warrants purchased by Investors other than Vanguard at any Subsequent Closing exceeds $8.0 million (the excess of such aggregate gross proceeds over $8.0 million being referred to as the "Excess Proceeds"), the Company shall at such Subsequent Closing use the Excess Proceeds to repurchase from Vanguard at cost, and Vanguard agrees to sell to the Company at cost, such number of Series J Shares and Warrants purchased by Vanguard at the First Closing corresponding to the Excess Proceeds at an aggregate purchase price equal to the Excess Proceeds.

          8.2 USE OF PROCEEDS. The Company's use of the net proceeds from the issuance of the Securities, including any and all expenditures by the Company, shall be made pursuant to the prior approval of the Finance Committee of the Board of Directors. Notwithstanding the foregoing, the Company may without such approval (i) use a portion of such net proceeds to cause Pakistan Wireless Holdings Limited to purchase 1,240,275 redeemable preference shares of International Wireless Communications Pakistan Limited (the "Pakistan Shares") pursuant to paragraph 3 or 4 of that certain letter agreement dated February 12, 1998 between Pakistan Wireless Holdings Limited and Vanguard Pakistan, Inc. and
(ii) use up to $5.0 million of such net proceeds to purchase units offered by SDL (as defined below in Section 8.3(a)) in the unit offering on the terms and conditions now or hereafter in effect. The Company hereby covenants that it will purchase the Pakistan Shares pursuant to such paragraph 3 or 4 within five (5) business days after the First Closing.

          8.3  VANGUARD EXCHANGE RIGHT.

               (a) Subject to the terms and conditions of this Section 8.3, Vanguard shall have the right ("Exchange Right") to exchange its direct or indirect equity interests (for each company specified hereinafter, an "Equity Interest") in Star Digitel Limited ("SDL"), Pakistan Mobile Communications (Pvt) Limited ("PMCL") and any other operating company designated by the Company's Board of Directors as a core operating company (together with SDL and PMCL, the "Core Operating Companies"), in exchange for the Company's voting Common Stock (the "Exchange") .

               (b)  The Company shall notify Vanguard in writing at least ninety
(90) days before the anticipated effective date of the initial public offering ("IPO") of its Common Stock. Within thirty (30) days after receipt of such notice, Vanguard shall notify the Company in writing whether it will exercise the Exchange Right to transfer all or any portion of its Equity Interests (any Equity Interest that is transferred by Vanguard pursuant to this Section 8.3 or
Section 8.4 is hereinafter referred to as a "Transferred Equity Interest").

               (c) If Vanguard exercises the Exchange Right, the Company and Vanguard shall use commercially reasonable efforts to prepare, execute and deliver a definitive agreement to effect the Exchange together with any other necessary or appropriate documents and agreements (collectively, the "Exchange Documents") in accordance with the following terms and conditions (together with such other customary terms and conditions as shall be agreed to by the Company and Vanguard, such agreement not to be unreasonably withheld):

                    (i) The closing of the Exchange shall occur simultaneously with, and be conditioned upon, the closing of the IPO;

                    (ii) Vanguard shall transfer good and marketable title to the Transferred Equity Interests free and clear of all adverse claims (other than limitations and restrictions to which the Company's corresponding direct and indirect equity interests are subject by virtue of the Company's ownership of such equity interests). Vanguard shall also assign all contractual rights (and the Company shall assume all contractual obligations) that relate to the Transferred Equity Interests.

                    (iii) The number of shares of Common Stock issued to Vanguard pursuant to an Exchange (the "Exchange Shares") shall equal the Appraised Value (as defined below) of the Transferred Equity Interests pursuant to such Exchange divided by the public offering price of Common Stock sold in the IPO (before any underwriting discounts or commissions). The Exchange Shares shall be duly and validly issued, fully paid and nonassessable and free and clear of any adverse claims (other than contractual restrictions generally applicable to the Common Stock (e.g., a lock-up agreement) and restrictions arising under applicable law). The Exchange Shares shall have the same registration rights as those granted to holders of the Company's Series E Preferred Stock.

                    (iv) The "Appraised Value" of each Transferred Equity Interest of a Core Operating Company shall equal the product of (A) the percentage equity interest in such Core Operating Company being transferred by Vanguard and (B) the final valuation of such Core Operating Company by the underwriters in connection with the IPO net of any discounts applicable to the Company's equity interest in such Core Operating Company, including any discount for the net present value of the Company's future corporate overhead costs (or, if there is more than one such final valuation by the underwriters, the average of such final valuations), subject to appropriate adjustment in such Appraised Value for contractual rights and obligations relating to such Equity Interest. Any such discounts and adjustments shall be approved by the Company and Vanguard, which approval shall not be unreasonably withheld.

                    (v) The Exchange Documents shall contain customary representations, warranties and covenants for transactions similar to the Exchange and shall be conditioned upon obtaining all required third party and government consents and waivers.

                    (vi) Any dispute relating to the terms and conditions of the Exchange or the Exchange Documents, the interpretation of the Exchange Documents or the amount of any liability or other recovery resulting from the breach of this Section 8.3 or the Exchange Documents shall be resolved by legally binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect.

               (d) The costs incurred by Vanguard and the Company in effecting an Exchange, including legal fees and expenses, shall be shared equally by Vanguard and the Company.

          8.4  VANGUARD CO-SALE RIGHT.

               (a) Subject to the terms and conditions of this Section 8.4, Vanguard shall have the right (a "Co-Sale Right") to transfer its Equity Interest in a Core Operating Company.

               (b) The Company shall notify Vanguard at least forty-five (45) days before the anticipated closing date of any transfer of all or any portion of the Company's equity interest in a Core Operating Company, whether by means of a merger, reorganization or consolidation of the Company or any of its subsidiaries (other than with the Company or a wholly owned subsidiary of the Company) or the sale of all or substantially all the assets of the Company or any of its subsidiaries (other than to the Company or a wholly owned subsidiary of the Company). Within fifteen (15) days after receipt of such notice, Vanguard shall notify the Company in writing whether it will exercise the Co-Sale Right to transfer its Equity Interest in such Core Operating Company.

               (c) If Vanguard exercises the Co-Sale Right, the Company and Vanguard shall use commercially reasonable efforts to permit Vanguard to sell all or a portion of its Equity Interest in such Core Operating Company to the third-party purchaser ("Purchaser") acquiring the Company's equity interest in such Core Operating Company, including the preparation, execution and delivery of any necessary or appropriate documents and agreements (collectively, the "Co-Sale Documents") in accordance with the following terms and conditions

(together with such other customary terms and conditions that shall be agreed to by the Company and Vanguard, such agreement not to be unreasonably withheld):

                    (i) Vanguard may transfer the same pro rata share of its Equity Interest in such Core Operating Company as the pro rata share of the Company's equity interest that the Company transfers. (For example, if the Company sells 75% of its equity interest in a Core Operating Company, Vanguard may sell 75% of its Equity Interest in such Core Operating Company.) If the Purchaser is unwilling to increase the amount of the equity interest that it purchases in such Core Operating Company, the amount of the equity interest in such Core Operating Company that the Company sells shall be reduced so that on a percentage basis the Company and Vanguard sell the same pro rata share of their equity interest in such Core Operating Company.

                    (ii) Vanguard shall transfer its Equity Interest in such Core Operating Company on the same terms and conditions as the Company sells its equity interest in such Core Operating Company (including receipt of its pro rata share of different types of consideration, if more than one type of consideration is paid by the Purchaser, and payment of its pro rata share of any applicable commissions and other transaction expenses reasonably incurred by the Company in connection with transferring its equity interest in such Core Operating Company (provided that such commissions and expenses apply ratably to the equity interests in such Core Operating Company being transferred by the Company and Vanguard), including fees and expenses of any investment bankers incurred in connection with such transaction). If the Company's equity interest in such Core Operating Company is part of additional assets being transferred by the Company to such Purchaser (or liabilities being assumed by the Purchaser in connection with such transfer), the Company shall obtain an independent third party appraisal of the value of the assets being transferred by the Company (net of the liabilities being assumed by the Purchaser) and the value of Vanguard's Transferred Equity Interest. Such appraisal shall be used to determine the amount of consideration to be received by Vanguard for transferring all or a portion of its Equity Interest upon exercise of its Co-Sale Right.

                    (iii) The appraiser shall be an investment banking firm of recognized national standing selected by a majority of the directors of the Company (excluding directors of the Company elected by Vanguard pursuant to the first sentence of Section V.B.5(b) of the Restated Certificate).

                    (iv) The Co-Sale Documents shall contain customary representations, warranties and covenants for transactions similar to the transfer of the Equity Interest by Vanguard and shall be conditioned upon obtaining all required third party and government consents and waivers.

                    (v) Any dispute relating to the terms and conditions upon which Vanguard exercises its Co-Sale Right, the interpretation of the Co-Sale Documents or the amount of any liability or other recovery resulting from a breach of this Section 8.4 or the Co-Sale Documents shall be resolved by legally binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect.

               (d) The costs incurred by Vanguard and the Company in connection with effecting Vanguard's exercise of the Co-Sale Right, including legal fees and expenses and appraisal fees and expenses, shall be borne equally by the Company and Vanguard.

          8.5 RIGHT OF FIRST OFFER. The Company shall offer to each holder of Deemed Outstanding Shares (defined below) a right to purchase a pro rata share of the Series J Shares and Warrants offered pursuant to this Agreement.
Promptly after the First Closing, the Company shall deliver a notice (the "Offer Notice") to each holder of Deemed Outstanding Shares stating (i) the number of Series J Shares and Warrants to be offered and (ii) the price and terms upon which it is offering such Securities. By written notice received by the Company within thirty (30) calendar days after receiving the Offer Notice, each holder of Deemed Outstanding Shares may elect to purchase, at the price and on the terms specified in the Offer Notice, up to that portion of such Series J Shares and Warrants which equals the total number of Series J Shares offered multiplied by a fraction, the numerator which is the number of Deemed Outstanding Shares held by such holder and the denominator of which is the total number of Deemed Outstanding Shares. Any Series J Shares and Warrants not purchased by holders of Deemed Outstanding Shares pursuant to this Section 8.5 may be offered and sold by the Company to any other third party. The term "Deemed Outstanding Shares" shall mean the total number of shares of capital stock of the Company issued and outstanding as of January 31, 1998 assuming the conversion of all outstanding shares of Preferred Stock into Common Stock and the exercise of all outstanding warrants, options and other rights to acquire capital stock of the Company (but excluding Common Stock issuable upon warrants issued pursuant to the Warrant Agreement dated as of August 15, 1996 between the Company and Bankers Trust Company, as warrant agent). Each holder's pro rata share of the Deemed Outstanding Shares is set forth on the Right of Participation Schedule attached hereto as EXHIBIT H.

          8.6 MOST FAVORED NATIONS CLAUSE. In the event the Company raises additional capital in a subsequent private placement of its equity securities
(i) subject to clause (ii) below, in a manner consistent with Section 6.01(o) of the Loan Agreement dated August 18, 1997 among the Company and the investors named therein and (ii) in an amount at least equal to the aggregate purchase price for the Series J Shares and related Warrants sold by the Company at the First and Subsequent Closings (the "Private Placement"), the Company shall notify each Investor in writing at least twenty (20) days before the initial closing of the Private Placement. Such notice shall include (i) the number and type of equity securities to be offered and sold at such closing and (ii) the price and terms upon which such equity securities will be sold. Within five
(5) business days prior to such closing date, each Investor may elect to exchange all or a portion of its Series J Shares and Warrants purchased by it pursuant to this Agreement (provided that such Investor must exchange Warrants proportionately with Series J Shares) for the equity securities issued in the Private Placement. The value of the Series J Shares and Warrants at such closing (for purposes of calculating the purchase price by an Investor who acquires equity securities in the Private Placement in exchange for Series J Shares and Warrants) shall equal the aggregate purchase price paid by the Investor for such Series J Shares and Warrants pursuant to this Agreement.

          9.   MISCELLANEOUS.

          9.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          9.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          9.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          9.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by facsimile to the party to be notified (with confirmation of receipt) or upon deposit with any United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          9.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          9.8 EXPENSES. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Except as provided in Sections 4.10 and 6.7 and except as provided in the following sentence, each Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of any Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          9.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement (other than waivers of fulfillment of conditions under Section 4, 5, 6, or 7, which may be waived by the party who has the benefit of the fulfillment of such conditions) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issuable or issued upon conversion of the Series J Shares. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such Securities, and the Company.

          9.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          9.11 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

          9.12 AGGREGATION OF STOCK. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          9.13 ENTIRE AGREEMENT; NEGOTIATION.

               (a) This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. This Agreement and the documents referred to herein supersede any other previous agreements among any of the parties hereto with respect to the subject matter hereof, and any such previous agreements shall be of no further force and effect.

               (b) The parties hereto hereby acknowledge and agree that this Agreement and the documents referred to herein to which Vanguard (or its parent or subsidiary) is a party have been negotiated by Vanguard (or such parent or subsidiary) on its own behalf, on the one hand, and the Finance Committee of the Board of Directors of the Company on behalf of the Company, on the other hand.

          9.14 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP, counsel for the Company ("Gunderson Dettmer"), has in the past and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual shareholder or employee of the Company in connection with such transaction; and (3) gives its informed consent to Gunderson Dettmer's representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   INTERNATIONAL WIRELESS
                                   COMMUNICATIONS HOLDINGS, INC.


                                   -------------------------------------------

                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                         Address:  400 S. El. Camino Real, Suite 1275
                                   San Mateo, CA  94402
                                   Facsimile no.: (650) 548-1842


                                   with a copy to:


                                   Steven D. Overly
                                   Senior Vice President and General Counsel
                                   International Wireless Communications
                                   Holdings, Inc.
                                   400 S. El Camino Real
                                   San Mateo, CA  94402
                                   Facsimile no.: (650) 548-1842


                                   INVESTOR:


                                   -------------------------------------------

                                   By:
                                        --------------------------------------

                         Address:
                                   -------------------------------------------

                                   -------------------------------------------
                                   Facsimile  no.:
                                                  ----------------------------

                                      SCHEDULE A


                                SCHEDULE OF INVESTORS

                                                                           TOTAL PURCHASE
                                                 NUMBER OF            PRICE OF SERIES J SHARES
       NAME AND ADDRESS                  SERIES J SHARES PURCHASED          AND WARRANTS
       ----------------                  -------------------------          ------------
       FIRST CLOSING

Vanguard Cellular Operating Corp.                 789,266                  $10,000,000.00
2002 Pisgah Church Road
Suite 300
Greensboro, NC  27455
Facsimile no. (___) ___-_____



   SUBSEQUENT CLOSING





                                         S-1